UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 Or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 13, 2008

Comcast Corporation

(Exact Name of Registrant as Specified in Charter)

Pennsylvania

(State or Other Jurisdiction of Incorporation)

001-32871	27-0000798
(Commission File Number)	(IRS Employer Identification No.)

1500 Market Street Philadelphia, PA	19102-2148
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (215) 665-1700

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

1.	Amendment to Agreement with Ralph J. Roberts

On February 13, 2008, we entered into an Amendment to Agreement with Ralph J. Roberts, Chair of the Executive and Finance Committee of the Board of Directors. We entered into this Amendment to amend certain provisions in the Agreement we entered into with Mr. Roberts on December 27, 2007 (which has been previously disclosed), and to further clarify the terms under which Mr. Roberts will continue to be employed by the Company. While Mr. Roberts continues as an active employee of the Company, serving as an advisor to the Chief Executive Officer and other members of senior management, the Amendment effects Mr. Roberts’ request that the regular base compensation received by Mr. Roberts be reduced to one dollar per annum, and that the death benefit contained in the December 27, 2007 Agreement, as well as Mr. Roberts’ regular cash bonus and annual equity-based grants, be prospectively eliminated.

A copy of the Amendment to Agreement is attached hereto as Exhibit 99.1.

2.	Cash Bonus Plan Matters

Under our cash bonus plan, our named executive officers were eligible to receive an annual cash bonus with respect to 2007, based upon the level of achievement of our consolidated operating cash flow, of 98% of their respective target amounts. However, in light of the company’s share price, free cash flow achievement lower than expectations, and the level of annual cash bonuses achieved by other employees, the named executive officers have elected to accept only 80% of their target amounts.

In addition, for 2008, the Compensation Committee has determined that annual cash bonus target amount achievement for the named executive officers will be based 80% on operating cash flow and 20% on free cash flow. The Committee believes that adding free cash flow as a performance metric will provide an appropriate focus on additional items (such as capital expenditures and working capital) that can be affected by the decision making of our executive officers.

Operating cash flow and free cash flow are defined in Table 7 of our press release reporting third quarter 2007 results of operations, as submitted under Item 2.02 of our Form 8-K filed October 25, 2007.

Item 9.01(d)	Exhibits.

Exhibit Number	Description
99.1	Amendment to Agreement with Ralph J. Roberts entered into on February 13, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMCAST CORPORATION

Date: February 13, 2008	By:	/s/ Arthur R. Block
	Name:	Arthur R. Block
	Title:	Senior Vice President, General Counsel and Secretary